EXHIBIT 10.5



THIS AGREEMENT is made the 3rd day of June One thousand nine hundred and ninety nine BETWEEN Moto Guzzi SpA of Mandello del Lario (Lecco), Italy (hereafter called "the Company") of the one part and Como Consultants Limited of 44 Esplanade, St. Helier, Jersey (hereafter called "Como") of the other part.

WHEREBY IT IS AGREED as follows:

1. The Company hereby engages Como to provide the services of its Consultant Mario Tozzi-Condivi (hereinafter called "the Consultant") to serve the Company as President of the Company and a member of the Board of Directors with effect from the first day of January, One thousand nine hundred and ninety nine for a period of three years.

2. During the continuance of this agreement Como undertakes that the Consultant shall devote such time and attention to the business of the Company as the Company may require PROVIDED that the Consultant shall not be obliged to spend more than one hundred and twenty days in each calendar year ending 31st December (reduced pro-rata in respect of any incomplete calendar year during which the Consultant is employed hereunder) or such number of days as the parties may from time to time agree and PROVIDED that the Consultant shall not be required to attend at the Company's premises in Italy on more than six occasions in each calendar year and on each occasion for no longer than fifteen days.

3. Subject to the foregoing Como agrees that the Consultant shall advise and assist the Company as required in all branches of its business more particularly set out by the Company in writing from time to time.

4. Como will use its best endeavours to promote the interests of the Company and shall at all times promptly give the Company (in writing if so requested) all such information and explanations as may be required in connection with matters relating to this agreement.

5. As remuneration for the services to be rendered by the Consultant hereunder the Company shall pay to Como:

     (a) a fee at the rate of eight thousand five hundred US Dollars ($8,500.00) per calendar month payable monthly in arrears on the last day of every calendar month commencing on the thirty first day of January, One thousand nine hundred and ninety nine and ending on the thirty first day of March, One thousand nine hundred and ninety nine.

     (b) a fee at the rate of five thousand seven hundred and fifty US Dollars ($5,750) per calendar month payable monthly in arrears on the last day of every calendar month commencing on the last day of April, One thousand nine hundred and ninety nine and ending on the thirty first day of December, Two thousand and one.

     (c) such additional sums (if any) as shall from time to time be agreed between Como and the Company having regard to the services rendered by the Consultant.

6. The Company shall provide the Consultant with accommodation for the period of each of his visits to Italy in connection with the Company's business and such accommodation shall include the use of a telephone at the Company's expense. In addition, the Company will reimburse Como


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     for  all  expenses  incurred  by the  Consultant  in  connection  with  the
     Company's business which shall include the cost of travel expenses to and from the Isle of Man.

7. Como shall not (except in the proper performance of its duties hereunder) during or after the termination of this engagement disclose to any person whatsoever any information relating to the Company or its business or trade secrets of which it has or shall hereafter become possessed.

8. This agreement shall be terminated without notice and without any payment in lieu of notice if the Consultant shall be guilty of any serious misconduct or any serious breach or non-observance of any of the conditions of this agreement or shall neglect or fail or refuse to carry out the duties assigned to him hereunder; otherwise the agreement may be terminated by one party giving to the other three months notice in writing to their normal place of business.

9. Como or a representative thereof shall upon the termination of this engagement immediately deliver up to the Company all correspondence, documents, specifications, papers and property belonging to the Company which may be in its possession or under its control.

10.  This agreement  shall be governed by and interpreted in accordance with the
     law  of  Jersey  and  the  parties  hereto  submit  to  the   non-exclusive
     jurisdiction of the Courts of Jersey in connection herewith.

IN WITNESS HEREOF this agreement has been duly executed by the parties hereto the day and year first before written in the presence of the undersigned witnesses.



SIGNED ON BEHALF OF                     )
Moto Guzzi SpA                          )
in the presence of:                     )


THE COMMON SEAL OF                      )
Como Consultants Ltd was                )
hereunto affixed in the presence of:    )